UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 8, 2010

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

National CineMedia, Inc.’s (the “Company”) subsidiary, National CineMedia, LLC (“NCM LLC”), entered into a transaction on March 2, 2007 (the “Old Transaction”) with Lehman Brothers Special Financing Inc. (“Lehman”) for the purpose of hedging a portion of its exposure to increases in interest rates under the Credit Agreement (as defined below). The Old Transaction was effective March 13, 2007 and was evidenced by (i) the ISDA Master Agreement, dated as of March 2, 2007, between NCM LLC and Lehman and (ii) the Confirmation, dated as of September 14, 2007, from Lehman and accepted and agreed to by NCM LLC.

Effective February 8, 2010, NCM LLC entered into a Novation Agreement (the “Novation Agreement”) with Lehman and Barclays Bank PLC (“Barclays”) relating to the Old Transaction. Pursuant to the Novation Agreement, Lehman transferred by novation to Barclays, and Barclays accepted the transfer by novation of, all the rights, liabilities, duties and obligations of Lehman under and in respect of the Old Transaction, with the effect that NCM LLC and Barclays entered into a new transaction (the “New Transaction”) between them having terms identical to those of the Old Transaction, as more particularly described in the Novation Agreement and summarized below. NCM LLC accepted Barclays as its sole counterparty with respect to the New Transaction. The New Transaction has a term that runs until February 13, 2015, subject to earlier termination upon the occurrence of certain specified events. Subject to the terms of the New Transaction, NCM LLC will make payments at specified intervals to Barclays based on a fixed rate of 4.984% on a notional amount of $137,500,000. Barclays will make payments at specified intervals to NCM LLC based on LIBOR on a notional amount of $137,500,000. The New Transaction is secured by the assets of NCM LLC on a pari passu basis with the Credit Agreement (as defined below) and the other interest rates swaps that were entered into by NCM LLC. In consideration of Lehman entering into the Novation Agreement, NCM LLC agreed to pay to Lehman the full amount of all payments that had previously been withheld by NCM LLC under the Old Transaction, plus an additional amount that is not material to the Company.

NCM LLC is the borrower under an $805,000,000 Credit Agreement (the “Credit Agreement”), dated February 13, 2007, among the several lenders party thereto, Lehman Brothers Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent (“LCPI”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: February 11, 2010	By:	/s/ RALPH E. HARDY
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

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